SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                          -----------------------


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 1995


                      AMERICAN PREMIER UNDERWRITERS, INC.
               (Exact name of registrant as specified in charter)


        Pennsylvania                 1-1569        23-6000765
(State or other jurisdiction      (Commission     (IRS Employer
      of incorporation)           File Number)    Identification No.)


     One East Fourth Street, Cincinnati, Ohio       45202
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (513) 579-6600

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Item 5.   Other Events.
          ------------

          Registrant is making this filing in order that the information contained herein will be incorporated by reference into Registrant's Proxy Statement/Prospectus dated February 17, 1995 for the Special Meeting of Shareholders of Registrant to be held on March 23, 1995 to consider and act upon the proposal that the Registrant acquire all of the outstanding common stock of American Financial Corporation ("AFC") pursuant to the Agreement and Plan of Acquisition and Reorganization, as amended, previously filed as Exhibit 2 to Registrant's Current Report on Form 8-K dated February 28, 1995. The information contained herein should be read in conjunction with such Proxy Statement/Prospectus.

                      ------------------------------

          Consolidated financial results of Chiquita Brands International, Inc. ("Chiquita") and its subsidiaries were reported by Chiquita in its press release issued March 6, 1995, which is filed as Exhibit 99 hereto and incorporated by reference herein. AFC owns approximately 46% of the outstanding common stock of Chiquita, and this investment is accounted for by AFC by the equity method of accounting.


Item 7.   Financial Statements, Pro Forma Financial Information
          -----------------------------------------------------
          and Exhibits
          ------------

    (c)   Exhibits:

          Exhibit Number
         (Referenced to
          Item 601 of
          Regulation S-K)
          --------------

          99    Press release of Chiquita Brands International,
                Inc. dated March 6, 1995.

                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly author-ized.

                             AMERICAN PREMIER UNDERWRITERS, INC.


Date:  March 7, 1995         By:      Robert W. Olson
                                --------------------------------
                                      Robert W. Olson
                                   Senior Vice President,
                               General Counsel and Secretary